UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016 (May 12, 2016)

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 20, 2016, the stockholders of NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the “Company”) approved an amendment to Article V, Section 5.3 of the Company's certificate of incorporation to remove the “only for cause” restriction on the removal of directors and to replace such section's supermajority approval requirement with a majority approval requirement (the “Charter Amendment”), which is more fully described in Proposal 4 of the proxy statement for the Company’s 2016 annual meeting. Following shareholder approval of the Charter Amendment as described in the proxy statement, the Charter Amendment was filed with the Secretary of State of the State of Delaware and became effective on May 3, 2016, and conforming changes were made to Section 3.6 of the Company's amended and restated bylaws, effective May 12, 2016.
A full copy of the Company's amended and restated certificate of incorporation and its amended and restated bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
3.1*	Amended and Restated Certificate of Incorporation of NorthWestern Corporation
3.2*	Amended and Restated Bylaws of NorthWestern Corporation

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: May 18, 2016

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
3.1*	Amended and Restated Certificate of Incorporation of NorthWestern Corporation
3.2*	Amended and Restated Bylaws of NorthWestern Corporation

* filed herewith